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                                                                    Exhibit 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Evergreen Media Corporation on Form S-3 filed pursuant to Rule 462(b) and relating to the Registration Statement of Evergreen Media Corporation on Form S-3 (File No. 333-12453) of our report dated February 24, 1995, on our audits of the consolidated financial statements of Broadcasting Partners, Inc. and Subsidiaries as of June 30, 1993 and December 31, 1993 and 1994, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the two years in the period ended June 30, 1993 and the six month period from July 1, 1993 to December 31, 1993 and the year ended December 31, 1994 which report is included in Form 8-K/A of Evergreen Media Corporation dated May 12, 1995. We also consent to the reference to our firm under the caption "Experts."


                                             COOPERS & LYBRAND L.L.P.



New York, New York
October 17, 1996